                                                                      Exhibit n.

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
MACC Private Equities, Inc.:

We consent to the use of our report  included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                       /s/ KPMG LLP

Des Moines, Iowa
September 23, 2004